Exhibit 10.3

配偶同意函

SPOUSAL CONSENT

致：	北京众巢众行科技有限公司

众巢医学科技（上海）有限责任公司

杨伟光

上海行众投资管理合伙企业（有限合伙）

To:	Beijing Zhongchao Zhongxing Technology Co. Ltd.

Zhongchao Medical Technology (Shanghai) Co., Ltd.

Weiguang Yang

Shanghai Xingzhong Investment Management LP, Ltd.

本人，       郑志华       ，为杨伟光的合法配偶。本人在此无条件并不可撤销地同意杨伟光于2020年  9  月  10  日签署《业务合作协议》《独家购股权协议》《股权质押协议》《委托协议及授权委托书》（合称“VIE协议”），并同意按照上述协议的规定处置杨伟光持有的、并登记在其名下的众巢医学科技（上海）有限责任公司（“可变利益实体”）股权。

I,       Zhihua  Zheng      , am the lawful spouse of Weiguang Yang. I hereby consent unconditionally and irrevocably that a certain percentage of the shares in Zhongchao Medical Technology (Shanghai) Co., Ltd. (“Variable Interest Entity”) that is held by and registered in the name of my spouse, Weiguang Yang, will be disposed of pursuant to the arrangements under the Variable Interest Entity agreements (including the Business Cooperation Agreement, the Exclusive Option Agreement, the Equity Interest Pledge Agreement and the Proxy Agreement and Power of Attorney, which were executed by my spouse at    September 10th  , 2020 (the “VIE Agreements”).

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本人承诺不就杨伟光持有的可变利益实体的股权提出任何主张。本人进一步确认，杨伟光履行VIE协议以及进一步修改或终止VIE协议并不需要本人另行授权或同意。

I hereby undertake not to make any assertions in connection with the equity interests of Variable Interest Entity which are held by Weiguang Yang. I hereby further confirm that Weiguang Yang can perform the VIE Agreements and further amend or terminate the VIE Agreements absent authorization or consent from me.

本人承诺将签署一切必要的协议，并采取一切必要的行动，以确保（经不时修订的）VIE协议得到适当履行。

I hereby undertake to execute all necessary documents and take all necessary actions to ensure appropriate performance of the VIE Agreements (as amended from time to time).

本人同意并承诺，如本人由于任何原因获得杨伟光持有的可变利益实体的任何股权，则本人应受（经不时修订的）VIE协议和北京众巢众行科技有限公司（“外商独资企业”）和可变利益实体于2019年  8  月   14  日签订的（经不时修订的）独家服务总协议的约束，并遵守作为可变利益实体的股东在（经不时修订的）VIE协议下的义务，且为此目的，一旦外商独资企业提出要求，本人应签署格式和内容基本与（经不时修订的）VIE协议和（经不时修订的）独家服务总协议相同的一系列书面协议。

I hereby agree and undertake that if I obtain any equity interests of Variable Interest Entity which are held by Weiguang Yang for any reasons, I shall be bound by the VIE Agreements and the Master Exclusive Service Agreement entered into between the Beijing Zhongchao Zhongxing Technology Co. Ltd. (“WFOE”) and Variable Interest Entity as of August 14th , 2019 (as amended from time to time) and comply with the obligations thereunder as a shareholder of Variable Interest Entity. For this purpose, upon the WFOE’s request, I shall sign a series of written documents in substantially the same format and content as the VIE Agreements (as amended from time to time) and Master Exclusive Service Agreement (as amended from time to time).

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本配偶同意函中英文版本具有相同的效力。若中文和英文有不一致，以中文文本为准。

Both Chinese and English versions of this Spousal Consent shall have equal validity. In case of any discrepancy between the English version and the Chinese version, the Chinese version shall prevail.

姓名:
郑志华

Name:
Zhihua Zheng

日期：2020年 9 月 10 日
Date: September 10, 2020

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